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


         COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
         PREMIER GLOBAL INVESTING, INC. CLASS A SHARES AND THE
         MORGAN STANLEY CAPITAL INTERNATIONAL WORLD INDEX

          EXHIBIT A:
          ___________________________________________________
         |                                 MORGAN STANLEY   |                                                      MSCI
         |                 PREMIER            CAPITAL       |                                          INVESTMENT RETURN
         |  PERIOD     GLOBAL INVESTING     INTERNATIONAL   |                                                    MONTHLY
         |             (CLASS A SHARES)     WORLD INDEX*    |
         |--------------------------------------------------|
         |  1/31/92                9,549             10,000 |                1/31/92                   10,000.00  0.0000
         | 10/31/92               10,451              9,419 |               10/31/92                   10,000.00 -0.0581
         | 10/31/93               12,088             11,963 |               10/31/93                    9,419.00  0.2701
         | 10/31/94               12,767             12,878 |               10/31/94                   11,963.07  0.0765
         | 10/31/95               13,370             14,100 |               10/31/95                   12,878.24  0.0948
         | 10/31/96               14,734             16,397 |               10/31/96                   14,099.10  0.1630
          --------------------------------------------------


          * Source: Lipper Analytical Services, Inc.

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